UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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AngioGenex. Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ANGIOGENEX, INC.
425 Madison Avenue, Suite 902
New York, New York 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 14, 2007

To the Stockholders of OXIS International, Inc.:

Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of AngioGenex, Inc., a Nevada corporation (the “Company”), will be held on Friday, December 14, 2007 at 2:00 p.m. Eastern Standard Time, at the AngioGenex executive offices, 425 Madison Avenue, Suite 902, New York, New York 10017, for the following purposes:

1. To elect a Board of four (4) directors, to serve until the 2008 annual meeting of stockholders or until their successors are duly elected and qualified;

2.  Ratify the appointment of Williams & Webster, P.S. as our independent auditors for the year ending December 31, 2008.

3. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement attached to this notice describes these matters in more detail as well as additional information about AngioGenex and its officers and directors. The Board of Directors has fixed the close of business on October 17, 2007 as the record date and only holders of record of the common stock as of the close of business on October 17, 2007 are entitled to receive this notice and to vote at this Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Richard Salvador
President and Chief Executive Officer

New York, New York
Date: November 14, 2007

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ANGIOGENEX, INC.
425 Madison Avenue, Suite 902
New York, New York 10017

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of AngioGenex, Inc. for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, December 14. 2007 at 2:00 p.m. Eastern Standard Time, at the AngioGenex executive offices, 425 Madison Avenue, Suite 902, New York, New York 10017 or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about November 19, 2007.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares October 17, 2007, the record date. At the close of business on the record date, 20,884,144 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock outstanding as of the record date is entitled to one vote.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by Martin Murray, Secretary, who has been appointed prior to the Annual Meeting. He will also determine whether a quorum is present. In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker on-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Annual Meeting. A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of Common Stock present and voting at the meeting.

Business may be transacted at the Annual Meeting if a quorum is present. A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a "broker non-vote"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal. Proposal 1 is considered a routine proposal

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholders. If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this Proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment thereof. The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Annual Meeting. If you sign and date the Proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the Proxy card will vote your shares as you instruct. If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares "for" such proposal or, in the case of the election of directors, vote "for" election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked (i) by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy). Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares. Any written notice of revocation or subsequent Proxy should be delivered to AngioGenex, Inc. 425 Madison Ave Ste 902 New York NY 10017, Attention: Secretary, or hand-delivered to the Secretary of AngioGenex, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $5,000. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of our Board of Directors. The Board of Directors has designated as nominees for re-election three of the four directors currently serving on the Board as well as a current officer. See "Nominees for Director" below for profiles of the nominees. After the election of the directors at the Annual Meeting, our Board will have four directors. One of the incumbent directors, George Gould, is not standing for re-election as a director.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. We have no reason to believe that any nominee will be unavailable.

Nominees to the Board

The director nominees, and their ages as of the date of the Annual Meeting, their positions at AngioGenex, and the period during which they have served as a director are set forth in the following table and paragraphs:

Name	Age	Position	Served as Director Since
William Garland	61	Chief Operating Officer	-
Martin Murray	45	Chief Financial Officer, Treasurer, Secretary, Director	1999
Richard Salvador, M.D.	73	President and Chief Executive Officer, Director	1999
Michael Strage	48	Chairman of the Board, Vice President Business Development, Director	1999

William A. Garland, Ph.D., Vice President and Chief Operating Officer. Dr. Garland, joined AngioGenex as Chief Operating Officer in July 2001. From 1994 to 2000, Dr. Garland was Executive Vice President Pharmaceutical Development with Centaur Pharmaceuticals Incorporated, a Silicon Valley development stage biopharmaceutical company. At Centaur, he was responsible for all aspects of pre-clinical drug testing, the design and execution of clinical studies, quality assurance, quality control, pilot manufacturing, interactions with the FDA and international drug regulatory authorities along with presentation of Centaur’s development efforts to potential corporate partners and investors. While at Centaur he progressed three projects from discovery stage to Phase II clinical testing, and helped manage the growth of Centaur from fewer than a dozen employees to more than 100 employees in a six-year period. At Centaur, Dr. Garland also co-invented a compound, CPI-1189, that demonstrated efficacy in two Phase II clinical trials, and was a key participant in the successful negotiation of an $80 million corporate alliance with Arcus, Astra AB’s neuroscience company, and the successful negotiation of a $30 million corporate alliance with Lundbeck A/S. CPI-1189 is currently in Phase III clinical development as REN-1654 (Renovis Inc.). Dr. Garland was with Hoffmann-La Roche, Inc. from 1974-1994, most recently as Senior Director and U.S. Head of International Project Management. During his 20-year tenure at Roche, he managed groups consisting of as many as 100 scientific and administrative personnel. Immediately prior to joining AngioGenex, he was Vice President Scientific Affairs of Atairgin Technologies, Inc. an emerging healthcare technology company, where he was responsible for all aspects of R&D, quality and clinical effort associated with the Company’s oncology-related diagnostic and therapeutic efforts. Dr. Garland received a BS in chemistry from the University of San Francisco and a Ph.D. in medicinal chemistry from the University of Washington. He has authored or co-authored over 100 scientific publications.

Michael M. Strage, Chairman and Vice President Business Development. Mr. Strage has been our Chairman and VP of Business Development since 1999. Mr. Strage was a co-founder of Axonyx Inc., a publicly traded biotechnology company (NASDAQ:TPTX) engaged in the development of drugs to treat Alzheimer's disease. As a founding Officer and Director he was responsible for all business and administrative aspects of Axonyx from its inception in 1996 to its listing on the NASDAQ-NMS in January 2001. As Vice President and Chief Administrative Officer of Axonyx, Mr. Strage was responsible for negotiating all of the company's major corporate transactions including the agreements under which Axonyx first acquired its intellectual property portfolio that includes the commercial rights to the pre-clinical research and development programs at New York University School of Medicine and the National Institute on Aging, and subsequently out-licensed some of those rights through pharmaceutical joint development agreements, including a major world-wide licensing agreement with Serono International S.A. (NYSE:SRA) In addition, Mr. Strage directed all aspects of the administrative operations of Axonyx including finance, where he participated actively in each of the multiple phases of the company's capital formation, budgeting, human resources, infrastructure, corporate communications and investor relations. As Chairman and founder of AngioGenex, Mr. Strage recruited and assembled the AngioGenex management team and its Scientific Advisory Board. On the company's behalf, he acquired the exclusive rights to Dr. Benezra's anti-cancer work by negotiating the Company's Industrial Research and Commercial licenses with MSKCC. Mr. Strage was responsible for raising the seed capital used to create the company and that funded the collaboration with Memorial Sloan Kettering Cancer Center. Prior to joining Axonyx in 1996, Mr. Strage was an associate at the Los Angeles law firm of Hancock, Rothert & Bunschoft and prior thereto an assistant district attorney at the Manhattan District Attorney's office.

Richard A. Salvador, Ph.D., Chief Executive Officer, President, and Director. Dr. Salvador has been our Chief Executive Officer, President and a director of our company since 1999. Dr. Salvador was with Hoffmann-La Roche, Inc. from 1970 to 1997, most recently as Vice-President and Director of International Pre-clinical Development and Deputy to the President, International Research and Development. The three major departments reporting to him worldwide were Toxicology and Pathology, Drug Metabolism, and Pharmaceutical Research and Development. In the U.S., Dr. Salvador was responsible for approximately 350 personnel and an annual budget in excess of $60 million. Dr. Salvador was also a member of key international Hoffman-La Roche (ROG.VX) R&D committees. Dr. Salvador is on the Board of Directors of Suntory Pharmaceutical Research Laboratories, Cambridge, MA, and was a Senior Scientific Advisor to Axonyx Inc.which recently merged with TorreyPines Therapeuitcs (NASDAQ: TPTX), New York, NY. He has served as a consultant to the biotechnology industry in recent years. Dr. Salvador has a Ph.D. in Pharmacology from George Washington University, Washington, DC.

Martin F. Murray, CPA, MBA, Secretary, Chief Financial Officer, Treasurer, Director. Mr. Murray has been our Secretary, Treasurer, CFO and Director since 1999. Mr. Murray is a founder and managing partner of Murray and Josephson, CPAs, LLC. He previously held the position of managing partner at the accounting firm of Leeds & Murray, and audit manager with Eisner, LLP. His experience includes providing accounting, auditing, tax, and consulting services for publicly-traded and privately-owned companies, including: professional organizations, biotechnology companies, creative artists, and manufacturing firms. Mr. Murray has appeared on television news as a guest expert and has led a series of Continuing Professional Education seminars. He is a member of the tax section of the American Institute of Certified Public Accountants, and the New York State Society of Certified Public Accountants where he served on the health care committee. He earned his MBA in taxation from Baruch College where he also earned his BBA in Accountancy.

There are no family relationships among any of our directors or officers.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned four nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

Information Concerning the Board of Directors and Committees Thereof

The Board of Directors of AngioGenex has not constituted any audit, nominating, governance or other board committees. The functions of such committees are performed by the Board of Directors.

The Board of Directors considers director nominees based on the need to fill vacancies or to expand the Board, and also considers need to fill particular roles on the Board (e.g. independent director, financial expert, etc.) and evaluate candidates in accordance with its policies regarding director qualifications, qualities and skills. The Board of Directors does not currently have a policy with regard to the consideration of any director candidates recommended by stockholders. Given that AngioGenex is a small development stage corporation the Board of Directors has not deemed it timely to create board committees and develop policies with regard to stockholder nomination of director candidates.

During the year ended December 31, 2006, the Board of Directors did not meet, but acted through unanimous written consents.

Compensation of Directors

The directors of AngioGenex were not paid for attending board meetings in 2006, nor were any of the directors granted stock options in fiscal year 2006.

Director Independence

The Board of Directors has determined that none of its members are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.

Stockholder Communications with the Board of Directors

We have not provided a formal process related to stockholder communications with the Board of Directors. Any stockholder who desires to contact the Board of Directors or specific members of the Board may do so by writing to: The Board of Directors, AngioGenex, Inc., 425 Madison Avenue, Suite 902, New York, New York 10017.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF WILLIAMS & WEBSTER, P.S.
AS INDEPENDENT AUDITORS OF THE COMPANY

INDEPENDENT PUBLIC ACCOUNTANTS

Williams & Webster, P.S. has served as the independent auditors of AngioGenex since February 6, 2006 and Williams & Webster served as the independent auditors of AngioGenex’ private pre-merger predecessor company since 2003. On October 5, 2007, the Board of Directors, subject to stockholder ratification, approved the continued appointment of Williams & Webster, P.S., independent auditors, to audit our financial statements for the 2007 fiscal year. If the shareholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the appointment of Williams & Webster, P.S.

Changes in Independent Public Accountants

On December 1, 2005 AngioGenex and eClic, Inc., a Nevada corporation and a reporting company under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) whereby AngioGenex was merged into eClic Acquisition Corporation, a wholly owned subsidiary of eClic, Inc. After the merger the stockholders of AngioGenex held a substantial majority of the outstanding shares of eClic common stock and the management and directors of AngioGenex became the management and directors of the surviving corporation, eClic, which subsequently changed its name to AngioGenex, Inc. Pursuant to Rule 12g-3 of the Exchange Act AngioGenex is the successor issuer to Eclic for reporting purposes under the Exchange Act.

On February 7, 2006, the Board of Directors of AngioGenex, Inc. unanimously approved a resolution dismissing Moore & Associates, Chartered ("Moore") as its independent accounting firm for the year ending December 31, 2005. Moore & Associates, Chartered conducted audits of the financial statements of the Registrant for the calendar years ended December 31, 2003, and December 31, 2004. These financial statements accompanied the Registrant's 10-KSB Annual Report for the year ended December 31, 2004 that was previously filed with the Securities and Exchange Commission and which is incorporated herein by reference. The reports of the Registrant on the financial statements as of and for the fiscal years ended December 31, 2003 and December 31, 2004, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Moore & Associates, Chartered, issued an explanatory paragraph in its fiscal 2003 and 2004 reports as to the Registrant's ability to continue as a going concern. During the years ended December 31, 2003 and December 31, 2004 and for the first three quarter interim periods in 2005 through September 30, 2005, there were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore would have caused it to make reference to the subject matter in connection with its report on the Registrant's financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B. AngioGenex provided Moore with a copy of the above disclosures and requested that Moore furnish the Registrant with a letter addressed to the U. S. Securities and Exchange Commission stating whether it agrees with the foregoing statements by AngioGenex, and, if not, stating the respects in which it does not agree.

Also on February 7, 2006, the Registrant's Board of Directors approved the appointment of Williams & Webster, P.S., Certified Public Accountants Spokane, Washington, as AngioGenex's registered independent public accounting firm. During the Registrant's two most recent fiscal years and through the date of this Report on Form 8-K, the Registrant did not consult Williams & Webster, P.S. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any other matters or events listed in Item 304(a)(2) of Regulation S-B.

Audit services of Williams & Webster, P.S. include the examination of our financial statements and services related to filings with the Securities and Exchange Commission.

The Board of Directors, or any audit committee subsequently constituted, intends to meet with Williams & Webster, P.S. on a quarterly or more frequent basis. At such times the Board of Directors or audit committee thereof, will review the services performed by Williams & Webster, P.S., as well as the fees charged for such services.

Fees Billed to AngioGenex by Williams & Webster, P.S. during Fiscal Year 2006.

Audit Fees. Aggregate fees billed for professional services rendered by Williams & Webster in connection with its audit of AngioGenex’s financial statements as of and for the years ended December 31, 2006, and 2005, its reviews of AngioGenex’s unaudited condensed consolidated interim financial statements, and for SEC consultations and filings were $22,245 and $9,820 , respectively.

Tax Fees – We did not pay Williams & Webster, P.S. for professional services for tax compliance, tax advice and tax planning in 2005 or 2006.

All Other Fees – We did not incur any other fees and expenses from Williams & Webster, P.S. for the fiscal years 2005 and 2006 annual audits.

Vote Required

Submission of the appointment of Williams & Webster, P.S. as our independent auditors for the fiscal year ending December 31, 2007 is not required. However, the Board of Directors will reconsider the appointment if it is not approved by stockholders. The appointment will be deemed ratified if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal. Representatives from the principal accountant for the current year are not expected to be present at the annual meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF WILLIAMS & WEBSTER, P.S. AS INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007 (ITEM NO. 2 ON THE PROXY CARD).

EXECUTIVE COMPENSATION

Executive Officers

The executive officers of AngioGenex are Richard Salvador, President and Chief Executive Officer, William Garland, Ph.D., Vice President and Chief Operating Officer, Martin Murray, Chief Financial Officer, Secretary and Treasurer, and George Gould, Vice President and General Counsel. Michael Strage Vice President for Business Development.

A.	Summary Compensation Table

The table below sets forth the aggregate annual and long-term compensation paid by us during our last two fiscal years ended December 31, 2005 and December 31, 2006 to our Chief Executive Officer (the “Named Executive Officer”). None of the other executive officers of AngioGenex had an annual salary and bonus for fiscal year 2006 that exceeded $100,000.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Non- Qualified Deferred Compen- sation Earnings ($) (h)	All other Compen- sation ($) (i)	Total ($) (j)
Richard Salvador Pres. & CEO, Dir.	2006	0	0	0	29,644*	0	0	0	29,644
	2005	0	0	0	0	0	0	0

* On July 31, 2005, Richard Salvador was granted an option for 120,000 shares exercisable at $0.01 per share. These options were valued at $29,644 using a Black-Scholes calculation.

B.	Narrative Disclosure to Summary Compensation Table

Richard Salvador has not entered into a formal written employment agreement with AngioGenex. He is employed on an at will basis with equity compensation at the discretion of the uninterested members of the board of directors.

C.	Outstanding Equity Awards at Fiscal Year End

	Stock Awards		Option Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
			Equity					Awards:	Awards:
			Incentive					Number	Market or
			Plan					of	Payout
			Awards			Number	Market	Unearned	Value of
			Number of			of Shares	Value of	Shares,	Unearned
	Number of	Number of	Securities			or Units	Shares	Units or	Shares
	Securities	Securities	Underlying			of	or	Other	Units or
	Underlying	Underlying	Unexer-			Stock	Units	Rights	Other
	Unexercised	Unexercised	cised	Option	Option	That	That	That	Rights
	Options	Options	Unearned	Exercise	Expira-	Have Not	Have Not	Have Not	That Have
	(#)	(#)	Options	Price	tion	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Salvador	90,000	-	-	$1.50	5/31/2010	-	-	-	$-
	200,000	-	-	$1.00	1/1/2012	-	-	-	$-
	120,000	-	-	$0.01	7/31/2015	-	-	-	$-

There were no option grants to our Named Executive Officer in 2006.

D.	Compensation of Directors

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent director a fee for their attendance at board meetings. We do reimburse each director for reasonable travel expenses related to such director's attendance at board of directors meetings.

					Change in
					Pension
				Non-quity	Vslue and
				incentive	Nonqualified	All other
	Fees Earned		Option	Plan Com-	Deferred	Compensa-	Total
	or Paid in	Stock Awards	Awards	pensation	Compensation	tion	($)
Name	Cash ($)	($)	($)	($)	Earnings	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Gould	0	0	0	0	0	0	0
Murray	0	0	0	0	0	0	0
Salvador	0	0	0	0	0	0	0
Strage	0	0	0	0	0	0	0

Employment Contracts with Executive Officers and Termination of Employment and Change-in-Control Arrangements

AngioGenex does not have an employment contract with its Named Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known by us with respect to the beneficial ownership of our common stock as of November 12, 2007 by (i) each person who is known by us to own beneficially more than 5% of common stock, (ii) each of our Chief Executive Officer and our Chief Financial Officer, (iii) each of our directors and (iv) all of our current officers and directors as a group. Except as otherwise listed below, the address of each person is c/o AngioGenex, Inc. 425 Madison Avenue, Suite 902, New York NY 10017.

The percentage of shares beneficially owned is based on 20,884,144 shares of common stock outstanding as of November 12, 2007. Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of November 12, 2007 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our voting Common Stock. Except as noted the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options or warrants. Percentage ownership information is based on 20,884,144 shares of Common Stock outstanding as of November 12, 2007. Percentage information for each person assumes that no other individual will exercise any warrants and/or options. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and, as Appropriate, Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Common Stock
Michael Strage (2)	3,375,639	15.71%

Richard Salvador(3)	2,165,364	9.91%

William Garland (4)	1,250,000	5.85%

George Gould (5)	739,142	3.48%

Martin Murray (6)	189,000	*

All directors and executive officers (six persons) as a group	7,719,145	33.09%

Granadilla Holdings Ltd. (8) Abbott Building, PO Box 3186, Main Street, Road Town, Tortola, British Virgin Islands	4,026,828	19.28%

Atypical BioVentures Fund LLC (9) c/o Aurora Capital LLC 200 Park Avenue South, Suite 1301 New York, NY 10003	3,652,505	14.88%

* Less than 1%.

(1)	Unless otherwise indicated, the address of each of the listed beneficial owners identified above is c/o 425 Madison Avenue, Suite 902, New York, New York 10017.

(2)
Michael Strage. Includes 2,773,014 shares held by Mr. Strage, 200,000 options exercisable at $1.65 per share, 100,000 options exercisable at $1.10 per share, 120,000 options exercisable at $0.01 per share, and warrants to purchase 182,625 shares exercisable at $0.15 per share.

(3)
Richard Salvador. Includes 1,223,488 shares held by Mr. Salvador, 52,000 shares held by his wife, a warrant to purchase 8,000 shares at $6.00 per share held by Dick Salvador’s wife, 90,000 options exercisable at $1.50 per share, 200,000 options exercisable at $1.00 per share and 120,000 options exercisable at $0.01 per share and 547,876 warrants exercisable at $0.15 per share.

(4)	William Garland. Includes 580,000 shares held by Mr. Garland, 30,000 options exercisable at $3.00 per share, 200,000 options exercisable at $1.00 per share, 240,000 exercisable at $0.01 per share.

(5)
George Gould. Includes 396,517 shares held by Mr. Gould, 90,000 options exercisable at $1.50 per share, 50,000 options exercisable at $1.00 per share, 20,000 options exercisable at $0.01 per share, and 182,625 warrants exercisable at $0.15 per share.

(6)
Martin Murray. Includes 129,000 shares held by Mr. Murray, 45,000 options exercisable at $1.50 per share, 5,000 options exercisable at $1.00 per share, and 10,000 options exercisable at $0.01 per share.

(7)	Granadilla Holdings Ltd. Includes 4,026,828 shares held by Granadilla Holdings Ltd.

(8)	Atypical BioVentures Fund LLC. Includes 3,652,505 warrants exercisable at $0.15 per share.

Legal Proceedings.

To the best knowledge of the management of AngioGenex, no director, officer, affiliate of AngioGenex, owner of record or beneficially of more than 5% of any class of securities of AngioGenex, or security holder is a party adverse to AngioGenex or has a material interest adverse to AngioGenex in any material legal proceeding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Legal Services

Since its inception in 1999 AngioGenex has retained and employed the law firm of Gibbons, Del Deo, Dolan, Griffinger and Vechione as outside patent and intellectual property counsel. George Gould, a vice president and general counsel of AngioGenex and a member of the board of directors, is of counsel to Gibbons, Del Deo, Dolan, Griffinger and Vechione.

Accounting Services

Since its inception, AngioGenex has employed Murray Josephson, CPAs, LLC to provide outside bookkeeping, accounting and tax filing services, but not audit services. Martin Murray, our Chief Financial Officer, Secretary and Treasurer, as well as a member of the board of directors, is a principal of Murray Josephson, CPAs, LLC. We owed Martin Murray approximately $50,000 for accounting services as of September 30, 2007.

Convertible Promissory Notes

In March 2004 we issued convertible promissory notes pursuant to a convertible note financing completed on March 30, 2004. Michael Strage, Chairman of the board of directors and Vice President, Richard Salvador, President and Chief Executive Officer, and George Gould, Vice President and General Counsel purchased convertible promissory notes in the principal amounts listed below. Five year warrants to purchase shares at $0.15 per share were also granted to the noteholders. In October 2006, each of these officers and directors converted their convertible promissory notes into the number of shares as listed below.

	Amount Invested	Shares	Warrants
Michael Strage	$25,000	202,011	182,625
Richard Salvador	$75,000	605,488	547,876
George Gould	$25,000	201,517	182,625

In March 2004 Atypical BioVentures Fund LLC purchased convertible promissory notes and warrants, with the note in the principal amount of $500,000 and a warrant to purchase 3,652,505 shares at an exercise price of $0.15 per share. On October 24, 2006, Atypical BioVentures Fund LLC assigned all of its rights to a convertible promissory note in the principal amount of $500,000 to Granadilla Holdings Ltd. for $551,232 equal to principal and accrued interest. Atypical BioVentures Fund LLC retained the warrants. Later in October 2006, Granadilla Holdings converted its convertible promissory notes into 4,026,828 shares.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon the review of the Forms 3, 4 and 5 furnished to our company and certain representations made to our company, we believe that during 2006, the following members of the Board of Directors, our executive officers and person(s) who hold more than 10% of our outstanding common stock failed to timely file all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to transactions in equity securities of our company: William Garland, George Gould and Atypical BioVentures Fund LLC failed to file initial reports on Form 3 after the merger of private AngioGenex and E-Clic; Michael Strage, Richard Salvador, George Gould, and Granadilla Holdings, Ltd. failed to file current reports on Form 4 after the conversion of their convertible promissory notes into shares of common stock in October 2006; Atypical BioVenture Fund, LLC and Granadilla Holdings, Ltd. failed to file current reports on Form 4 concerning the assignment of a convertible promissory note to Granadilla on October 24, 2006.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter does properly come before the Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

PROXY SOLICITATION

We will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

We may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of our stockholders that are intended to be included in our proxy statement and presented by such stockholders at our 2008 Annual Meeting of Stockholders must be received no later than April 3, 2008. Stockholders wishing to nominate directors or propose other business at the 2008 Annual Meeting of Stockholders, but not intending to include such nomination or proposal in the AngioGenex proxy statement for such meeting, must give advance written notice us pursuant to our bylaws. Our bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not less than 120 days prior to the date of the 2008 Annual Meeting of Stockholders and must contain the information specified by our bylaws. If this notice is not timely, then the nomination or proposal will not be brought before the 2007 Annual Meeting of Stockholders.

ANNUAL REPORT

If you wish to receive a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2006 with the proxy material, a copy of the Form 10-KSB will be made available (without exhibits), free of charge, to interested stockholders upon written request to Martin Murray, 425 Madison Avenue, Suite 902, New York, New York 10017, telephone (212) 644-2100. The Annual Report on Form 10-KSB, including exhibits, are also available online at the Securities and Exchange Commission’s EDGAR website at www.sec.gov.

By Order of the Board of Directors

/s/ Martin Murray
Martin Murray
Chief Financial Officer, Secretary, Treasurer

November 19, 2007

1. ELECTION OF DIRECTORS:

Nominees:	(01) William Garland
(02) Martin Murray
(03) Richard Salvador
(04) Michael Strage

☐  FOR ALL NOMINEES
☐  WITHHELD ALL NOMINEES
☐  For all nominees except as noted below:
____________________________________________________________

2. Ratify the appointment of Williams & Webster, P.S. as our independent auditors for the year ending December 31, 2007.
FOR ☐  AGAINST ☐  ABSTAIN ☐

3. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.
FOR ☐  AGAINST ☐  ABSTAIN ☐
Mark here for address change and note at left	☐

Mark here if you plan to attend the meeting	☐

______________________________________________________________________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE ENCLOSED.
______________________________________________________________________________

If stock is held jointly, signature should include both names. If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title. If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer. If stock is held by a partnership, please sign in partnership name by authorized person.

Signature:	, 2007

Signature:	, 2007